UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2011

MERGE HEALTHCARE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, 24th Floor

Chicago, Illinois 60601-6436

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (312) 565-6868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 5, 2011, Merge Healthcare Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ES Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”) and Ophthalmic Imaging Systems (“OIS”). Upon the terms and subject to the conditions set forth in the Merger Agreement, OIS will become a wholly owned subsidiary of the Company through a merger of Merger Sub with and into OIS, with OIS as the surviving company.

Upon the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the merger, each share of OIS’ common stock, no par value per share, issued and outstanding immediately prior to the effective time of the merger (other than any dissenting shares) (the “OIS Common Stock”), shall be converted into the right to receive 0.1693 shares of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the merger, all options to purchase OIS Common Stock (other than those held by persons described below) will be assumed by the Company and converted automatically into options to acquire shares of Company Common Stock on substantially the same terms and conditions as were applicable under the corresponding OIS option plan immediately prior to the effective time of the merger with the exercise price and the number of shares into which such option is exercisable adjusted to reflect the 0.1693 for 1 exchange ratio. Notwithstanding the foregoing, each holder of such options and holders of certain warrants issued by OIS may elect prior to closing to terminate such option agreement or warrant and receive, to the extent vested and exercisable, a per share amount equal to $1.00 less the exercise price thereof.

Based on currently outstanding shares of OIS Common Stock and using the five-day volume-weighted average per share price of the Company Common Stock as of the close of trading on June 3, 2011, which was the last trading day before the Merger Agreement was signed, the aggregate value of Company Common Stock to be issued as consideration will be approximately $30.3 million, before anticipated costs related to outstanding OIS debt, options and warrants.

Consummation of the merger (the “Closing”) is subject to Closing conditions, including among other things, (i) the California Commissioner of Corporations having issued a permit under Section 25121 of the California Corporations Code (following a fairness hearing) for the issuance of the Company Common Stock to be issued in the merger or the Company otherwise having caused sufficient shares of Company Common Stock to be registered in order to consummate the transactions contemplated by the Merger Agreement, (ii) adoption and approval of the Merger Agreement by the requisite vote of the OIS shareholders, (iii) the absence of a material adverse event with respect to the Company or OIS between the execution of the Merger Agreement and Closing, (iv) Healthcare Growth Partners, LLC, OIS’ financial advisor for the transaction, having delivered to OIS’ board of directors an opinion to the effect that the consideration to be paid to holders of OIS Common Stock pursuant to the merger (other than as set forth in such opinion), taken together, is fair, from a financial point of view, to such holders, and (v) OIS having aggregate indebtedness of not more than $4,344,445.00; provided, that, if the Closing does not occur on or before July 15, 2011, OIS shall be permitted to incur $500,000 of additional indebtedness with an interest rate of not more than 12% for every 30 day period after such date.

Each of the Company, Merger Sub and OIS have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the Closing; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) OIS will, as soon as practicable, solicit and obtain the required OIS shareholder vote by written consent with respect to the adoption of the Merger Agreement and the approval of the merger, and (vi) the board of directors of OIS will recommend that its shareholders adopt the Merger Agreement, subject to certain exceptions.

Prior to the Closing, neither OIS nor the Company is permitted to solicit, initiate, knowingly encourage or facilitate, participate in any discussions or negotiations or entertain any proposals to be acquired other than pursuant to the Merger Agreement, subject to certain exceptions, including for OIS a “fiduciary out” for a superior proposal.

The Merger Agreement contains certain termination rights for both the Company and OIS. If the Merger Agreement is terminated by OIS to pursue a superior transaction, as defined in the Merger Agreement, and prior to or within 12 months of such termination OIS or any of its subsidiaries enters into an alternate acquisition agreement, as defined in the Merger Agreement, with respect to, or consummates or approves or recommends to the OIS shareholders or otherwise not does not oppose, an acquisition proposal, as defined in the Merger Agreement, then OIS will be required to pay the Company a termination fee of $1,240,489 plus the Company’s fees and expenses incurred in connection with the transactions. If the Merger Agreement is terminated by the Company, the Company will be required to pay OIS a termination fee of $954,223.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or OIS.

A copy of the press release related to the Merger Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

OIS Shareholder Support Agreement

On June 5, 2011, in connection with the Merger Agreement, the Company entered into a Shareholder Support Agreement with shareholders of OIS owning approximately 72% of the outstanding OIS Common Stock (“OIS Shareholder Support Agreement”) pursuant to which these parties agreed (i) to vote in favor of the adoption of the Merger Agreement and approval of the merger and (ii) to vote against approval of any proposal in opposition to or in competition with the consummation of the merger.

The foregoing description of the OIS Shareholder Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the OIS Shareholder Support Agreement, which is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits.
99.1	Agreement and Plan of Merger, dated June 5, 2011, by and among the Company, Merger Sub and OIS.*

99.2	Press Release, dated June 6, 2011, related to the Merger Agreement.

99.3	Shareholder Support Agreement, dated June 5, 2011, by and among certain shareholders of OIS and the Company.

*	Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Ann G. Mayberry-French
Name: Ann G. Mayberry-French
Title: General Counsel and Corporate Secretary

Date: June 6, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibits.
99.1	Agreement and Plan of Merger, dated June 5, 2011, by and among the Company, Merger Sub and OIS.*

99.2	Press Release, dated June 6, 2011, related to the Merger Agreement.

99.3	Shareholder Support Agreement, dated June 5, 2011, by and among certain shareholders of OIS and the Company.

*	Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.